UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 3, 2006

                           INTRAOP MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)


            Nevada                       000-49735               87-0642947
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)
                               570 Del Rey Avenue
                               Sunnyvale, CA 94085
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (408) 636-1020

         (Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14.a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.    Material Modification to Rights of Security Holders.

         Intraop Medical Corporation, or IntraOp, previously issued short-term warrants to purchase common stock to certain purchasers at an exercise price of $0.40 per share pursuant to Securities Purchase Agreements dated August 31, 2005 and October 25, 2005. The shares of common stock underlying the short-term warrants have been registered for resale with the Securities and Exchange Commission.
         IntraOp offered the holders of these short-term warrants the opportunity to exercise all or a portion of such warrants at a reduced exercise price of $0.30 per share for the period from July 21, 2006 to July 26, 2006, up to an aggregate of 6,000,000 shares. All other terms of the warrants remain unchanged. Holders of short-term warrants elected to exercise such warrants to purchase an aggregate of 2,935,720 shares of common stock for an aggregate purchase price of $880,716, effective as of July 26, 2006.

         Effective August 3, 2006, IntraOp agreed to extend the period for which the short-term warrants could be exercised at $0.30 per share to August 11, 2006. After August 11, 2006, the exercise price of the unexercised short-term warrants reverts to $0.40 per share.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            INTRAOP MEDICAL CORPORATION


Date:  August 8, 2006                       By: /s/ Howard Solovei
                                                ------------------
                                                  Howard Solovei
                                                  Chief Financial Officer




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